Exhibit 10.1

FOURTH AMENDMENT
    TO
    LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of April 29, 2016, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”) and MARINUS PHARMACEUTICALS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of April 2, 2014 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Section 2.1(b)(v) of the agreement is hereby amended and restated, as follows:

(v)Interest shall accrue from the date of each Term Loan at the rate specified in Section 2.3(a), and through the Interest-Only End Date for the applicable Term Loan, shall be payable monthly beginning on the 3rd day of the month next following the date of such Term Loan, and continuing on the same day of each month thereafter.  Any (1) Term Loans that are outstanding at the close of business on the Interest-Only End Date shall be payable in equal monthly installments of principal, with each such installment calculated according to a 24-month amortization schedule, plus all accrued and unpaid interest, beginning on the date that is one month immediately following the Interest-Only End Date, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, and (2) Term Loans that are made after the Interest-Only End Date but on or prior to the Term Loan C Availability End Date or Term Loan D Availability End Date, as applicable, shall be payable in equal monthly installments of principal, plus all accrued and unpaid interest, beginning on the date that is one month immediately following the date on which any such Term Loan was made, and continuing on the same day of each month thereafter through the Term Loan Maturity Date.  On the Term Loan Maturity Date, all amounts due in connection with the Term Loans and any other amounts due under this Agreement shall be immediately due and payable.  Term Loans, once repaid, may not be reborrowed.  Borrower may prepay any Term Loan without penalty or premium.

2)	The following defined terms in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Term Loan C Availability End Date” means September 30, 2016.

“Term Loan D Availability End Date” means September 30, 2016.

3)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all

Marinus Pharmaceuticals – 4th Amendment to LSA

respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.
5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)	this Amendment, duly executed by Borrower;
b)

payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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Marinus Pharmaceuticals – 4th Amendment to LSA

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MARINUS PHARMACEUTICALS, INC.	PACIFIC WESTERN Bank
By: _/s/ Edward Smith_______________	By: __/s/ Ashley Pittman_____________
Name: _Edward Smith_______________ Title: __CFO_______________________	Name: __Ashley Pittman______________ Title: __SVP________________________

Marinus Pharmaceuticals – 4th Amendment to LSA